UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant	☒

Filed by Party other than the Registrant	☐

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only [as permitted by Rule 14a-6(e)(2)]
☒	Definitive Information Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

KALLO INC.
(Exact name of Registrant as specified in its charter.)

Commission File number 000-53183

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11:
	1.	Title of each class of securities to which transaction applies:
	2.	Aggregate number of securities to which transaction applies:
	3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	4.	Proposed maximum aggregate value of transaction:
	5.	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1.	Amount Previously Paid;
	2.	Form, Schedule or Registration Statement No.
	3.	Filing Party:
	4.	Date Filed:

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
SEPTEMBER 22, 2011

The Annual Meeting of Stockholders of Kallo Inc. will be held at our corporate headquarters, 15 Allstate Parkway, Suite 600, Markham, Ontario, Canada L3R 5B4, on September 22, 2011, at 11:00 a.m. Eastern Time for the following purposes:

(1)	To elect directors;

(2)	To hold an advisory vote on executive compensation;

(3)	To hold an advisory vote to determine the frequency of future advisory votes on executive compensation; and

(4)	To transact any other business properly brought before the meeting.

The above matters are described in the Proxy Statement accompanying this Notice. You are urged, after reading the Proxy Statement, to vote your shares by proxy using one of the following methods: (a) complete, sign, date and return your proxy card in the postage-paid envelope provided or (b) vote by Fax or vote via the Internet using the instructions on your proxy card. Voting instructions are described in more detail in the Proxy Statement.

Stockholders can vote on matters presented at the Special Meeting in two ways:

(a) By Proxy. You can vote by signing, dating and returning the enclosed proxy card promptly using the pre-addressed return envelope or give your proxy by scanning and emailing it to: vince@kalloinc.com. If you do this, the proxies will vote your shares in the manner you indicate. If you do not indicate instructions on the card, your shares will be voted FOR the proposed actions.

(b) In Person. You may attend the Special Meeting and cast your vote in person.

You may revoke your proxy at any time before it is exercised by sending a written notice (or other verifiable form of communication) notice of revocation to Kallo Inc.’s President, Vince Leitao, prior to the Special Meeting, or by submitting a later-dated proxy to us.

SAMUEL BAKER
Samuel Baker, Secretary

September 10, 2011

PROXY STATEMENT

            This Proxy Statement and the accompanying proxy card are furnished in connection with the solicitation by the Board of Directors (the “Board” or the “Board of Directors”) of Kallo Inc. (the “Company”) of proxies to be used at the Annual Meeting of Stockholders of the Company to be held at 11:00 a.m. Eastern Time at our corporate headquarters, 15 Allstate Parkway, Suite 600, Markham, Ontario, Canada L3R 5B4, on September 22, 2011 (the “Annual Meeting”), and any adjournments or postponements thereof. The Company’s mailing address is 15 Allstate Parkway, Suite 600, Markham, Ontario, Canada L3R 5B4.  The approximate date on which this Proxy Statement and the enclosed proxy card are first being given or sent to stockholders is September 10, 2011.

            The Board unanimously recommends that you vote FOR the election of each of the Board’s nominees named on the proxy card accompanying this Proxy Statement. Please read “How to Vote” for more information on how to vote your proxy.

STOCKHOLDERS ENTITLED TO VOTE

            Stockholders as recorded in the Company’s stock register on September 9, 2011 will be entitled to notice of and may vote at the Annual Meeting or any adjournments or postponements thereof.  On such date, the Company had outstanding 43,435,166 shares of Common Stock, par value $0.00001 per share (“Common Stock”), entitled to one vote per share. The list of stockholders entitled to vote at the meeting will be open to the examination of any stockholder for any purpose relevant to the meeting during normal business hours for 10 days before the meeting at the Company’s registered office in our statutory registered agent's office at 6100 Neil Road, Suite 500, Reno, Nevada 89511. The list will also be available during the meeting for inspection by stockholders.

QUORUM

The Company’s bylaws provide that at all meetings of stockholders, the holders of record, present in person or by proxy, of shares of Common Stock having a majority of the voting power entitled to vote thereat, is necessary and sufficient to constitute a quorum for the transaction of business. Abstentions, withheld votes and shares held of record by a broker or its nominee that are voted on any matter are included in determining the number of votes present. Broker shares that are not voted on any matter at the Annual Meeting will not be included in determining whether a quorum is present.

Your vote is important — we urge you to vote by proxy even if you plan to attend the Annual Meeting.

HOW TO VOTE; SUBMITTING YOUR PROXY; REVOKING YOUR PROXY

            You may vote your shares either by voting in person at the Annual Meeting or by submitting a completed proxy. By submitting a proxy, you are legally authorizing another person to vote your shares. The enclosed proxy card designates Messrs. John Cecil or Vince Leitao to vote your shares in accordance with the voting instructions you indicate on your proxy card.

            If you submit your executed proxy card designating Messrs. Cecil or Leitao as the individuals authorized to vote your shares, but you do not indicate how your shares are to be voted, then your shares will be voted by these individuals in accordance with the Board’s recommendations, which are described in this Proxy Statement. In addition, if any other matters are properly brought up at the Annual Meeting (other than the proposals contained in this Proxy Statement), then each of these individuals will have the authority to vote your shares on those other matters in accordance with his discretion and judgment. The Board currently does not know of any matters to be raised at the Annual Meeting other than the proposals contained in this Proxy Statement.

We urge you to vote by doing one of the following:

•
Vote by Mail: You can vote your shares by mail by completing, signing, dating and returning your proxy card in the postage-paid envelope provided. In order for your proxy to be validly submitted and for your shares to be voted in accordance with your instructions, we must receive your mailed proxy card by 11:59 p.m. Eastern Time on September 21, 2011.

•
Vote by Fax: You can also vote your shares by calling the number indicated on your proxy card at any time and following the recorded instructions. If you submit your proxy by telephone, then you may submit your voting instructions up until 11:59 p.m. Eastern Time on September 21, 2011. If you are a beneficial owner, or you hold your shares in “street name” as described below, please contact your bank, broker or other holder of record to determine whether you will be able to vote by Fax.

•
Vote via the Internet (email):: You can vote your shares via the Internet by email to proxy@kalloinc.com attaching your proxy card to the email.  If you submit your proxy via the Internet (email), then you may submit your voting instructions up until 11:59 p.m. Eastern Time on September 21, 2011.  If you are a beneficial owner, or you hold your shares in “street name”, please contact your bank, broker or other holder of record to determine whether you will be able to vote via the Internet (email).

            Please let us know whether you plan to attend the Annual Meeting by marking the appropriate box on your proxy card or by following the instructions provided when you submit your proxy by fax or via the Internet (email).

            If your shares are not registered in your name but in the “street name” of a bank, broker or other holder of record (a “nominee”), then your name will not appear in the Company’s register of stockholders. Those shares are held in your nominee’s name, on your behalf, and your nominee will be entitled to vote your shares. Your nominee is required to vote your shares in accordance with your instructions. If you do not give instructions to your nominee, your nominee will be entitled to vote your shares with respect to “discretionary” items but will not be permitted to vote your shares with respect to “non-discretionary” items (your shares are treated as “broker non-votes”).

            Your proxy is revocable. If you are a stockholder of record, after you have submitted your proxy card, you may revoke it by mail by sending a written notice to be delivered before the Annual Meeting to the Company’s Secretary Samuel Baker at 15 Allstate Parkway, Suite 600, Markham, Ontario, Canada L3R 5B4. If you wish to revoke your submitted proxy card and submit new voting instructions by mail, then you must sign, date and mail a new proxy card with your new voting instructions, which we must receive by 11:59 p.m. Eastern Time on September 21, 2011. If you are a stockholder of record and you voted your proxy card by Fax or via the Internet (email), you may revoke your submitted proxy and/or submit new voting instructions by that same method, which must be received by 11:59 p.m. Eastern Time on September 21, 2011.  You also may revoke your proxy card by attending the Annual Meeting and voting your shares in person. Attending the Annual Meeting without taking one of the actions above will not revoke your proxy. If you are a beneficial owner, or you hold your shares in “street name” as described above, please contact your bank, broker or other holder of record for instructions on how to change or revoke your vote.

            Your vote is very important to the Company. If you do not plan to attend the Annual Meeting, we encourage you to read this Proxy Statement and submit your completed proxy card prior to the Annual Meeting in accordance with the above instructions so that your shares will be represented and voted in accordance with your instructions.

Even if you plan to attend the Annual Meeting in person, we recommend that you vote your shares in advance as described above so that your vote will be counted if you later decide not to attend the Annual Meeting.

            You are entitled to attend the Annual Meeting only if you are a stockholder of record or a beneficial owner as of the close of business on March 31, 2011, or if you hold a valid proxy for the meeting. You should be prepared to present photo identification for admission.

            If your shares are held in “street name”, in order for you to attend the Annual Meeting, you must bring a letter or account statement showing that you beneficially own the shares held by your nominee, as well as proper photo identification. Note that even if you attend the Annual Meeting, you cannot vote the shares that are held by your nominee unless you have a proxy from your nominee.

If you have questions or require any assistance with voting your shares, please contact the Company’s Secretary, Samuel Baker at 15 Allstate Parkway, Suite 600, Markham, Ontario, Canada L3R 5B4.  Mr. Baker is also the Company's general counsel.

ELECTION OF DIRECTORS

            In the election of directors, every stockholder has the right to vote each share of Common Stock owned by such stockholder on the record date for as many persons as there are directors to be elected. Four directors are to be elected at the Annual Meeting to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified. Cumulative voting is not permitted. To be elected, a nominee must receive a plurality of the votes cast at the Annual Meeting. Only votes cast FOR a nominee will be counted. Abstentions, votes withheld and broker non-votes will be excluded entirely from the vote.

NOMINEES

Each of our directors serves until his successor is elected and qualified. Each of our officers is elected by the board of directors to a term of one (1) year and serves until his successor is duly elected and qualified, or until he is removed from office. The board of directors has no nominating or compensation committees.  It does have an audit committee comprised of the board of directors.

The name, address, age and position of our present officers and directors are set forth below:

Name and Address	Age	Position(s)
John Cecil 15 Allstate Parkway, Suite 600	48	Director since December 31, 2009
Markham, ON L3R 5B4

Vince Leitao	49	Director since October 27, 2009
15 Allstate Parkway, Suite 600 Markham, ON L3R 5B4

Lloyd Chiotti	63	Director Nominee
15 Allstate Parkway, Suite 600 Markham, ON L3R 5B6

Samuel Baker	76	Director since December 31, 2009
15 Allstate Parkway, Suite 600 Markham, ON L3R 5B6

The name, address, age and position of our present officers and directors are set forth below:

Name and Address	Age	Position(s)
John Cecil 15 Allstate Parkway, Suite 600	48	Chairman and Chief Executive Officer, Chief Financial Officer And a Director
Markham, ON L3R 5B4

Vince Leitao	49	President and Chief Operating Officer
15 Allstate Parkway, Suite 600 Markham, ON L3R 5B4		and a Director

Leonard Steinmetz	58	Director
312 Avenue J Brooklyn, New York 11230-3315

Samuel Baker	76	Corporate Secretary, General Counsel and a
15 Allstate Parkway, Suite 600 Markham, ON L3R 5B6		Director

Mr. Steinmetz was not nominated by the board of directors to be reappointed to the board of directors.

Background of our directors and director nominee

On October 27, 2009, Vince Leitao was appointed our president, principal executive officer and a director.  Since September 2006, Mr. Leitao has been president of Goapharma Canada, Inc., located in Markham, Ontario, Canada, which he founded.  Goapharma Canada Inc. is engaged in the business of producing and marketing specialty dermatology products for psoriasis and eczema.  Prior to 2006, Mr. Leitao was vice president of sales for Genpharm/Gennium Pharma divisions of E. Merck, Damsdart.  From January 2001 to April 2004, Mr. Leitao was a director – sales for Genpharm and from April 1999 to December 2000, he served as a sales representative with Genpharm.

On December 31, 2009, John Cecil was appointed to our board of directors.  Since December 2003, John Cecil has been the president of Rophe Medical Technologies Inc., in Toronto, Canada.  He is responsible for its research and development and the design and copyright of the company’s technology.  From May 2008 to April 2009, Mr. Cecil was the Senior Healthcare Solutions Architect at SUN Microsystems Canada Inc., in Toronto, Canada, a publicly traded company listed on the NASDAQ under the symbol JAVA.  He was responsible for Innovative product positioning by workshops / white board sessions with stakeholders of the customer to increase business value and support sales in revenue growth and design innovative technology solutions.  From April 2007 to May 2008, Mr. Cecil was the healthcare director at Satyam Computer Service Ltd., in Toronto, Canada, a publicly traded company listed on the NYSE under the symbol SAY.  He managed healthcare consulting practices and services.

On December 31, 2009, Samuel Baker was appointed to our board of directors.  Since October 1997, Samuel R. Baker has been the Senior Lawyer at Baker Law Firm in Toronto, Canada. Since September 2008, Mr. Baker has been the director of Arehada Mining Limited.  Arehada Mining Limited operates a lead/zinc mine in Inner Mongolia, China.  It is a public company traded on the Toronto Stock Exchange, ticker symbol AHD.

Since 1975, Lloyd Chiotti has been with Enbridge Gas Distribution (formerly The Consumers Gas Company). In March 2006, he joined the engineering department to lead the Asset Management initiative as director, Asset Management Strategy. He is also appointed director of Distribution Asset Management, responsible for overseeing the development of Enbridge Gas Distribution’s Strategic Asset Plan. Currently he is the chairman of the Asset Management Task Force of the Canadian Gas Association and a member of the Distribution Working Committee of the International Gas Union. He also served on the boards of a number of not-for-profit organizations including: president, Alternative Computer Training for the Disabled; chair, United Way of Peel Campaign 1992; chair of the board, West Park Healthcare Centre Foundation.

Involvement in Certain Legal Proceedings

During the past ten years, Messrs. Leitao, Cecil, Baker, and Chiotti have not been the subject of the following events:

1.
A petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

2.	Convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.
The subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities;

i)
Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator,  floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

	ii)	Engaging in any type of business practice; or

	iii)	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4.
The subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph 3.i in the preceding paragraph or to be associated with persons engaged in any such activity;

5.
Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6.
Was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.
Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

	i)	Any Federal or State securities or commodities law or regulation; or

ii)
Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or

	iii)	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.
Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Audit Committee and Charter

    We have a separately-designated audit committee of the board. Audit committee functions are performed by our board of directors. None of our directors are deemed independent. Our audit committee is responsible for: (1) selection and oversight of our independent accountant; (2) establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal controls and auditing matters; (3) establishing procedures for the confidential, anonymous submission by our employees of concerns regarding accounting and auditing matters; (4) engaging outside advisors; and, (5) funding for the outside auditory and any outside advisors engagement by the audit committee. A copy of our audit committee charter is filed as an exhibit to our 2007 Form 10-K.

Audit Committee Financial Expert

None of our directors or officers have the qualifications or experience to be considered a financial expert. We believe the cost related to retaining a financial expert at this time is prohibitive. Further, because of our limited operations, we believe the services of a financial expert are not warranted.

Code of Ethics

We have adopted a corporate code of ethics. We believe our code of ethics is reasonably designed to deter wrongdoing and promote honest and ethical conduct; provide full, fair, accurate, timely and understandable disclosure in public reports; comply with applicable laws; ensure prompt internal reporting of code violations; and provide accountability for adherence to the code. A copy of the code of ethics is filed as an exhibit to our 2007 Form 10-K.

Disclosure Committee and Committee Charter

We have a disclosure committee and disclosure committee charter. Our disclosure committee is comprised of all of our officers and directors. The purpose of the committee is to provide assistance to the Chief Executive Officer and the Chief Financial Officer in fulfilling their responsibilities regarding the identification and disclosure of material information about us, and the accuracy, completeness and timeliness of our financial reports. A copy of the disclosure committee charter is filed as an exhibit to our 2007 Form 10-K.

Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, officers and persons who beneficially owned more than ten percent of the Company’s common stock to file reports of ownership and changes in ownership of common stock.

Based solely upon a review of Forms 3, 4 and 5 furnished to the Company during the fiscal years 2009 and 2010, Messrs. Leitao, Cecil, and Baker all failed to file Form 3s and have not done so as of the date of this proxy statement.

EXECUTIVE COMPENSATION

    The following table sets forth the compensation paid by us during the last three fiscal years for our officers. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any. The compensation discussed addresses all compensation awarded to, earned by, or paid to our named executive officers.

Summary Compensation Table
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
							Change in
							Pension
							Value &
							Nonqual-
						Non-Equity	ified
						Incentive	Deferred	All
						Plan	Compen-	Other
				Stock	Option	Compen-	sation	Compen-
Name and Principal		Salary	Bonus	Awards	Awards	sation	Earnings	sation	Totals
Position [1]	Year	($)	($)	($)	($)	(S)	($)	($)	($)

John Cecil	2010	22,946	0	624,750	0	00	0	0	647,696
Chairman & CEO	2009	0	0	0	0	0	0	0	0
	2008	0	0	0	0	0	0	0	0

Vince Leitao	2010	17,946	0	1,249,500	0	0	0	0	1,267,446
President	2009	0	30,000	7,500	0	0	0	0	37,500
	2008	0	0	0	0	0	0	0	0

Samuel Baker	2010	6,000	0	249,900	0	0	0	0	255,900
Vice President	2009	0	0	0	0	0	0	0	0
	2008	0	0	0	0	0	0	0	0

Mary Kricfalusi	2010	3,500	0	499,800	0	0	0	0	503,300
Secretary	2009	0	150,000	0	0	0	0	0	150,000
	2008	0	0	0	0	0	0	0	0

Leonard Steinmetz	2010	11,000	0	749,700	0	0	0	0	760,700
Treasurer	2009	0	0	0	0	0	0	0	0
	2008	0	0	0	0	0	0	0	0

Vinod Gandhi	2009	0	20,000	0	0	0	0		20,000
Treasurer	2008	0	0	0	0	0	0	0	0
Resigned (12/31/09)	2007	0	0	0	0	0	0	0	0

Herb Adams	2009	0	150,000	0	0	0	0	0	150,000
President	2008	0	0	0	0	0	0	0	0
Resigned (10/27/09)	2007	60,000	0	0	0	0	0	0	60,000

Laurene Rogers	2009	0	0	0	0	0	0	0	0
Treasurer	2008	0	0	0	0	0	0	0	0
Resigned (07/10/08)	2007	0	0	0	0	0	0	0	0

The above salaries accrued from 2007 have not been paid as of yet to this date and the above bonuses have been accrued and not paid as of this date.

Herb Adams entered into a materially definitive settlement agreement on January 12, 2011 to forgive and remove all accrued payables to him.

Mary Kricfalusi entered into a materially definitive settlement agreement on November 17, 2010 to forgive and remove all accrued payables to her.

The following table sets forth information with respect to compensation paid by us to our directors during the last completed fiscal year December 31, 2010.

Director Compensation Table
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
					Change in
					Pension
	Fees				Value and
	Earned			Non-Equity	Nonqualified	All
	or			Incentive	Deferred	Other
	Paid in	Stock	Option	Plan	Compensation	Compen-
	Cash	Awards	Awards	Compensation	Earnings	sation	Total
Name	($)	($)	($)	($)	($)	($)	($)

John Cecil	22,946	624,750	0	0	0	0	647,696

Vince Leitao	17,946	1,249,500	0	0	0	0	1,267,446

Samuel Baker	6,000	249,900	0	0	0	0	255,900

Mary Kricfalusi Resigned (11-17-10)	3,500	499,800	0	0	0	0	503,300

Leonard Steinmetz	11,000	749,700	0	0	0	0	760,700

All compensation received by our officers and directors has been disclosed.

Option/SAR Grants

There are no stock option, retirement, pension, or profit sharing plans for the benefit of our officers and directors

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Compensation of Directors

We do not have employment contracts with our directors (who are also officers), except for Leonard Steinmetz, whose employment agreement as an officer (CFO) has been terminated for cause as of March 25, 2011.

We have no Compensation Committee.  The Board of Directors determines the compensation to be paid to each board member and to each officer.  As of today we have not generated any revenues.  In order to maintain our operations we retained Jarr Capital to raise funds for to maintain operations until we generated revenues.  As part of our agreement with Jarr Capital, Jarr Capital recommended that we terminate our employment agreements with all of our officers and directors.  Each officer and director, with the exception of Leonard Steinmetz did this.  Mr. Steinmetz elected to file suit on his agreement.  To date we have incurred legal expenses in excess of $100,000 to defend the lawsuit.

Currently we do not have funds to pay salaries to our officers and directors.  Unless we generate revenues in the next six (6) months, we anticipate ceasing operations.

Indemnification

Under our Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

The Board unanimously recommends that you vote FOR the election of each of the above-named nominees.

CERTAIN RELATIONSHIPS AND TRANSACTIONS

In December 2006, we issued a total of 5,000,000 shares of pre-dividend restricted common stock to Herb Adams, Mary Kricfalusi, and John Dow, our officers and directors in consideration of $50. On June 25, 2007, we completed our public offering of 490,500 pre-dividend shares of common stock and raised $122,625. On December 28, 2007, we sold 83,334 pre-dividend restricted shares of our common stock pursuant to the exemption contained in Reg. S of the Securities Act of 1933, as amended at an offering price of $0.60 per share for cash proceeds of $50,000. A stock dividend was declared on February 11, 2008, wherein two additional common shares were issued for each one common share issued and outstanding as at February 25, 2008.

On December 30, 2009, we sold 150,000 restricted shares of common stock at $0.10 per share to our president for proceeds of $15,000.

On December 11, 2009, an agreement was entered into by the Company to acquire 100% of the issued and outstanding shares of Rophe Medical Technologies Inc. (“Rophe”) for cash consideration of $1,200,000 and 3,000,000 restricted shares of the Company’s common stock. This transaction was closed December 31, 2009 and we issued 3,000,000 restricted shares of our common stock valued at $365,000. Of these shares 1,200,000 shares went to John Cecil one of our directors, 1,200,000 shares to John’s wife, Grace Cecil, 300,000 shares to Samuel Baker, one of our directors, and 300,000 to Samuel Baker’s wife, Carol Baker.

Subsequently, the Rophe Acquisition payment terms were amended and 3,000,000 additional shares of common stock were issued in 2009 as payment for $400,000 with the shares issued to John Cecil (1,200,000 shares), Grace Cecil (1,200,000 shares), Samuel Baker (300,000 shares) and Carol Baker (300,000 shares).

During the year ended December 31, 2010, 13,500,000 shares were issued to directors and officers of the Company for a total amount of $3,375,000, of which $1,350 was contributed as cash by the directors and officers and $3,373,650 was granted to them as stock based compensation, issued as follows: 3,000,000 shares to Leonard Steinmetz, 2,500,000 shares John Cecil, 5,000,000 shares to Vince Leitao, 2,000,000 shares to Mary Kricfalusi and 1,000,000 shares Samuel Baker.

In addition, directors and officers agreed to forgive $604,774 of debts and compensation owing to them, as follows:

John Cecil	$51,097
Vince Leitao	$85,394
Sam Baker	$56,254
Mary Kricfalusi	$237,048
Herb Adams	$174,981

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this Proxy Statement, the total number of shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The stockholder listed below has direct ownership of his/her shares and possesses sole voting and dispositive power with respect to the shares.

Name and Address of Beneficial Owner	Number of Shares Owned	Percentage of Ownership

Vince Leitao [1]	5,150,000	11.86%
15 Allstate Parkway, Suite 600 Markham, ON L3R 5B4

Leonard Steinmetz [1]	3,000,000	6.90%
312 Avenue J Brooklyn, New York 11230-3315

Samuel Baker [1][2]	1,800,000	4.14%
255 Duncan Mill Road Unit 504, Toronto, ON M3B 3H9

John Cecil[1] [3]	11,700,000	26.97%
15 Allstate Parkway, Suite 600 Markham, ON L3R 5B4

All Officers and Directors as a Group (4 persons)	21,650,000	59.84%

Herb Adams	4,450,000	10.25%
22 Daffodil Cresent Ancaster, Ontario, Canada L9K 1A3 (Resigned 10/27/09)

John Dow	3,000,000	6.90%
261 Penn Drive Burlington, Ontario, Canada L7N 2B9 (Resigned 7/10/2008)

Mary Kricfalusi	8,000,000	18.42%
2795 Barton Street, East, Unit 5 Hamilton, Ontario Canada L8E 2J8 (Resigned 11-17-10)
[1]
The persons named above may be deemed to be a “parent” and “promoter” of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his/her/its direct and indirect stock holdings.

[2]	Includes 400,000 shares of common stock owned by Carol Baker, the wife of Samuel Baker.
[3]	Includes 2,600,000 shares of common stock owned by Grace Cecil, the wife of John Cecil.

    Lloyd Chiotti, a director nominee owns 1,080,000 shares of our Common Stock and has not been promised any shares in connection with his appointment to the board of directors.

AUDIT COMMITTEE REPORT

The audit committee is made up all of the members of the board of directors.  The board of directors met four times in the fiscal year ended December 31, 2010.  Each member of the board of directors attended all of the meetings.

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

(1)  Audit Fees

The aggregate fees billed for each of the last two fiscal years for professional services rendered by the principal accountant for our audit of annual financial statements and review of financial statements included in our Form 10-Qs or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for those fiscal years was:

2010	$11,300	Collins Barrow Toronto LLP
2010	$17,000	Malone & Bailey, P.C.
2009	$7,500	Malone & Bailey, P.C.
2009	$6,450	Kempisty & Company, Certified Public Accountants, P.C.

 (2)  Audit-Related Fees

The aggregate fees billed in each of the last two fiscal years for assurance and related services by the principal accountants that are reasonably related to the performance of the audit or review of our financial statements and are not reported in the preceding paragraph:

2010	$-0-	Collins Barrow Toronto LLP
2010	$-0-	Malone & Bailey, P.C.
2009	$-0-	Malone & Bailey, P.C.
2009	$-0-	Kempisty & Company, Certified Public Accountants, P.C.

(3)  Tax Fees

The aggregate fees billed in each of the last two fiscal years for professional services rendered by the principal accountant for tax compliance, tax advice, and tax planning was:

2010	$-0-	Collins Barrow Toronto LLP
2010	$-0-	Malone & Bailey, P.C.
2009	$-0-	Malone & Bailey, P.C.
2009	$-0-	Kempisty & Company, Certified Public Accountants, P.C.

(4)  All Other Fees

The aggregate fees billed in each of the last two fiscal years for the products and services provided by the principal accountant, other than the services reported in paragraphs (1), (2), and (3) was:

2010	$10,000	Collins Barrow Toronto LLP
2010	$-0-	Malone & Bailey, P.C.
2009	$-0-	Malone & Bailey, P.C.
2009	$-0-	Kempisty & Company, Certified Public Accountants, P.C.

(5)           Our audit committee’s pre-approval policies and procedures described in paragraph (c)(7)(i) of Rule 2-01 of Regulation S-X were that the audit committee pre-approve all accounting related activities prior to the performance of any services by any accountant or auditor.

(6)           The percentage of hours expended on the principal accountant’s engagement to audit our financial statements for the most recent fiscal year that were attributed to work performed by persons other than the principal accountant’s full time, permanent employees was 0%.

ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are having dire financial difficulties at the present time.   Accordingly we do not anticipate paying any compensation to our executive officers in the near future.

When we do start generating revenues, we will begin paying our officers compensation for their services.  We plan to implement an executive compensation program that is intended to achieve the objective of aligning executives’ interests with those of stockholders.  The plan is to reward executives for long-term growth in the value of Common Stock through encouraging them to hold a significant amount of the Company’s equity; paying for performance through both cash and equity-based incentives that, in turn, provide greater rewards for stronger performance of the Company as a whole and the Company’s business units; paying competitively in order to attract and retain senior executives; and creating incentives to maximize the long-term growth of the Company’s business. The weighting of incentive compensation toward long-term awards discourages short term risk taking. Rolling performance targets also discourage such behavior.

The elements of our compensation program will include base salary, annual cash incentive compensation and long-term incentive compensation in the forms of stock option awards, restricted stock awards. Each salary, annual cash incentive compensation and pension and welfare benefits plan amount will be established by the board of directors.

The Board endorses the Company’s executive compensation program and recommends stockholders vote in favor of the following resolution:

“RESOLVED, that compensation paid to the Company’s executive officers as disclosed pursuant to Item 402 of Regulation S-K described in this proxy statement under “Executive Compensation”, including the Compensation Discussion and Analysis, Compensation tables and narrative discussion contained in this proxy statement, is hereby APPROVED.”

Because the vote is advisory, it will not be binding upon the Board of Directors, Board of Directors will not be required to take any action as a result of the outcome of the vote on this proposal.

The Board of Directors unanimously recommends a vote FOR the approval of the Company’s executive compensation.

VOTE ON FREQUENCY OF ADVISORY VOTES ON EXECUTIVE COMPENSATION

You may vote at least every six years to advise on whether the vote on executive compensation should occur every one, two or three years. You have the option to vote for any one of the three options, or to abstain on the matter.

We believe that an advisory vote on executive compensation every year is the best approach for the Company based on the current financial condition of the Company and the following considerations:

•	Our dire financial condition will require a constant, close review of our compensation program until such time as we begin generating revenues;

•	A one year review process requires the Board to thoughtfully consider the results of the advisory vote and to implement any desired changes to our executive compensation policies and procedures; and,

•	A one year review process will provide stockholders information to evaluate the effectiveness of our compensation strategies and the related business outcomes of the Company.

Although the vote is non-binding, our Board of Directors will take into account the outcome of the vote when making future decisions about the Company’s executive compensation policies and procedures. The Company’s stockholders also have the opportunity to provide additional feedback on important matters involving executive compensation at any time.

The Board of Directors unanimously recommends a vote to conduct an advisory vote on executive compensation every year.

STOCKHOLDER PROPOSALS

Any stockholder proposals for the 2012 Annual Meeting of Stockholders must be in writing and received by the Secretary of the Company not earlier than September 1, 2012 nor later than November 1, 2012 to be eligible for inclusion in the Company’s proxy statement and accompanying proxy for such meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING

The Proxy Statement and the Company’s Form 10-K and all subsequent reports filed with the SEC are available on the Company's website at www.kalloinc.com

Information on how to obtain directions to be able to attend the meeting and vote in person are available by contacting to the Company’s Secretary, Samuel Baker at 15 Allstate Parkway, Suite 600, Markham, Ontario, Canada L3R 5B4.

Stockholders can vote on matters presented at the Annual Meeting in two ways:

(a) By Proxy. You can vote by signing, dating and returning the enclosed proxy card promptly using the pre-addressed return envelope to 15 Allstate Parkway, Suite 600, Markham, Ontario, Canada L3R 5B4,or give your proxy by scanning and emailing it to the Company’s Secretary Samuel Baker at 15 Allstate Parkway, Suite 600, Markham, Ontario, Canada L3R 5B4. or faxing it to 1-866-280-5239.   If you do this, the proxies will vote your shares in the manner you indicate. If you do not indicate instructions on the card, your shares will be voted FOR the proposed amendment.

(b) In Person. You may attend the Special Meeting and cast your vote in person.

You may revoke your proxy at any time before it is exercised by sending a written notice (or other verifiable form of communication) notice of revocation to us prior to the Special Meeting, or by submitting a later-dated proxy to us.

Each one of Kallo’s shares of Common Stock is entitled to one vote. As of the record date, September 1, 2011, there were 43,435,166 shares of Common Stock outstanding. There were no shares of Kallo’s Preferred Stock outstanding. A majority of the outstanding shares of Common Stock must approve of the proposal in order for it to pass.

The Company makes available, free of charge to its shareholders, upon written request, the Proxy Statement, Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to these reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after these documents are electronically filed with, or furnished to, the SEC.   To request a report, please indicate the report you are requesting, state your name and address, upon a  written request to our secretary, Samuel Baker, Kallo Inc., 15 Allstate Parkway, Suite 600, Markham, Ontario, Canada L3R 5B4.

DUPLICATE ANNUAL REPORT AND PROXY STATEMENT

If you are a stockholder of record and share an address with another stockholder and have received only one copy of the Company’s 2011 Annual Report or Proxy Statement, you may write or call the Company to request a separate copy of these materials at no cost to you. In addition, if you are a stockholder of record and share an address with another stockholder and have received multiple copies of the Company’s 2011 Annual Report or Proxy Statement, you may write or call the Company to request delivery of a single copy of such materials in the future. You may write to the Company at Kallo Inc., 15 Allstate Parkway, Suite 600, Markham, Ontario, Canada L3R 5B4.

OTHER MATTERS

As of the date of this Proxy Statement, management has not been notified of any stockholder proposals intended to be raised at the Annual Meeting outside of the Company’s proxy solicitation process nor does it know of any other matters which will be presented for consideration at the Annual Meeting. However, if any other stockholder proposals or other business should come before the Annual Meeting, the persons named in the enclosed proxy (or their substitutes) will have discretionary authority to take such action as is in accordance with their best judgment.

MISCELLANEOUS

The Company will pay all solicitation expenses in connection with this Proxy Statement and related Company proxy soliciting material, including the expense of preparing, printing, assembling and mailing this Proxy Statement and any other material used in the Company’s solicitation of proxies. Proxies are being solicited through the mail. Certain executive officers and other employees of the Company, on behalf of the Company and without additional compensation, may also solicit proxies personally, by fax, email or other electronic means.

The Company will request banks, brokers and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of shares held of record by such persons and obtain their voting instructions. The Company will reimburse such persons at approved rates for their expenses in connection with the foregoing activities.

SAMUEL BAKER
Samuel Baker
Secretary
September 10, 2011

PROXY
KALLO INC.

 THERE ARE THREE WAYS TO VOTE: BY EMAIL, FAX OR MAIL
Email and Fax voting is available 24 hours a day, seven days a week through 11:59 PM Central Time on September 21, 2011.

Your Email or fax vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

(EMAIL)	FAX	MAIL
proxy@kalloinc.com	1-866-280-5239	Kallo Inc.
15 Allstate Parkway
Suite 600
Markham, Ontario L3R 5B4

Please Vote, Sign, Date and Return Promptly in the Enclosed Envelope

DETACH PROXY CARD HERE TO VOTE BY MAIL

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL THE NOMINEES LISTED (PROPOSAL 1) AND FOR PROPOSALS 2 AND 3.

THE BOARD RECOMMENDS HOLDING AN ADVISORY VOTE ON COMPENSATION EVERY YEAR.

PROPOSAL 1 — To elect John Cecil, 01. Vince Leitao, 02. Lloyd Chiotti, 03. Samuel Baker, 04.
	FOR ALL	WITHHOLD FROM	FOR ALL, WITH
		ALL	EXCEPTIONS
			

PROPOSAL 2 — Advisory	FOR	AGAINST	ABSTAIN
Vote on Executive Compensation.			

PROPOSAL 3 – Advisory	EVERY	EVERY 2	EVERY 3	ABSTAIN
Vote on Frequency of	YEAR	YEARS	YEARS
Executive Compensation				

INSTRUCTIONS:     To withhold authority to vote for any individual Nominee(s) mark the “FOR ALL, WITH EXCEPTIONS” box and write the number of the excepted nominee(s) in the space to the left hereof _________________________________________.

Please sign exactly as name appears thereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please also give your full title. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in full partnership name by an authorized person.

     Please indicate by marking this box if you also intend to attend the 2011 Annual Meeting of Stockholders.

I hereby appoint John Cecil or Vince Leitao as my proxy to vote my shares in accordance with my instructions herein.

Dated:	, 2011

Signature:

Title or Authority:

Signature (if held jointly):

PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE TODAY.